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                                                                       Exhibit 5

                                  May 4, 2000


Marriott International, Inc.
10400 Fernwood Road
Bethesda, Maryland 20817
Ladies and Gentlemen:

     We have acted as counsel for Marriott International, Inc., a Delaware corporation (the "Company"), with respect to the filing of a Registration Statement on Form S-8 (the "Registration Statement"), offering 15,000,000 shares of Class A Common Stock of the Company, in addition to 56,000,000 shares of the Company's Class A Common Stock previously registered under a separate registration statement, to be offered to employees under the Company's 1998 Comprehensive Cash and Stock Incentive Plan as amended and restated (the "Plan"). This Registration Statement is being filed with the Securities and Exchange Commission on the date hereof.

     In connection with our services as counsel for the Company with respect to the Registration Statement, we have examined, among other things, such federal and state laws and such documents, certificates, telegrams, and corporate or other records as we deemed necessary or appropriate for the purposes of preparation of this opinion.

     Based on the foregoing examination, we hereby advise that in our opinion:

     (1) The Plan has been duly adopted by the Board of Directors and duly approved by the stockholders of the Company and is now legally effective;

     (2) The 15,000,000 shares of Class A Common Stock included in the Registration Statement for issuance under the Plan, when issued under the Plan in accordance with the terms and provisions thereof, will be legally issued, fully paid, and non-assessable; and

     (3) The opinion contained in the preceding paragraph is based on the assumption that, at the time such shares of stock are issued, the Registration Statement will then be effective and all applicable state securities laws will have been complied with.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                   Very truly yours,


                                   MARRIOTT INTERNATIONAL, INC.
                                   LAW DEPARTMENT

                                   By:  s/JOSEPH RYAN
                                      ----------------------------
                                      Joseph Ryan
                                      General Counsel and
                                      Executive Vice President